Exhibit E.22

TWENTY-FIRST AMENDMENT TO

ADVISORSHARES ETF DISTRIBUTION AGREEMENT

This twenty-first amendment (the “Amendment”) to the AdvisorShares Trust ETF Distribution Agreement dated as of June 25, 2009 (the “Agreement”), by and between AdvisorShares Trust (the “Trust”), and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”), is entered into as of April 13, 2017 (the “Effective Date”).

WHEREAS, the Trust and Distributor (the “Parties") desire to amend Exhibit A of the Agreement to reflect the removal of one Fund; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

II.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto to reflect the removal of the AdvisorShares® Athena High Dividend ETF.

III.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IV.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Dan Ahrens	By:	/s/ Mark Fairbanks
	Name: Dan Ahrens		Mark Fairbanks
	Title: Secretary & Treasurer		Vice President

EXHIBIT A

List of Funds

As of April 13, 2017

AdvisorShares® Gartman Gold/Euro ETF

AdvisorShares® Gartman Gold/Yen ETF

AdvisorShares® Global Echo ETF

AdvisorShares® Madrona Domestic ETF

AdvisorShares® Madrona Global Bond ETF

AdvisorShares® Madrona International ETF

AdvisorShares® Meidell Tactical Advantage ETF

AdvisorShares® Morgan Creek Global Tactical ETF

AdvisorShares® Newfleet Multi-Sector Income ETF

AdvisorShares® Pacific Asset Enhanced Floating Rate ETF

AdvisorShares® Peritus High Yield ETF

AdvisorShares® QAM Equity Hedge ETF

AdvisorShares® Ranger Equity Bear ETF

AdvisorShares® Sage Core Reserves ETF

AdvisorShares® STAR Global Buy-Write ETF

AdvisorShares® Market Adaptive Unconstrained Income ETF

AdvisorShares® Treesdale Rising Rates ETF

AdvisorShares® Wilshire Buyback ETF

AdvisorShares® Dorsey Wright ADR ETF

AdvisorShares® Cornerstone Small Cap ETF

AdvisorShares® Focused Equity ETF

AdvisorShares® KIM Korea Equity ETF